Exhibit 10.43

IDACORP, Inc.
2000 LONG-TERM INCENTIVE AND COMPENSATION PLAN
RESTRICTED STOCK AGREEMENT
(Time vesting)

[Date]

[Name]

In accordance with the terms of the 2000 Long-Term Incentive and Compensation Plan (the "Plan"), pursuant to action of the Compensation Committee (the "Committee") of the Board of Directors, IDACORP, Inc. (the "Company") hereby grants to you (the "Participant"), subject to the terms and conditions set forth in this Restricted Stock Agreement (including Annex A hereto and all documents incorporated herein by reference), an award of restricted shares of Company common stock (the "Restricted Stock"), as set forth below:

Date of Grant:	_______________
Number of Shares of Restricted Stock:	_______________
Restricted Period:	__________ through __________
Vesting Schedule:	All of the Shares of Restricted Stock subject to this Award shall vest on ______________ if the Participant remains employed through the Restricted Period.
THESE SHARES OF RESTRICTED STOCK ARE SUBJECT TO FORFEITURE AS PROVIDED IN ANNEX A AND THE PLAN.
Further terms and conditions of the Award are set forth in Annex A hereto, which is an integral part of this Restricted Stock Agreement.

All terms, provisions and conditions applicable to the Award set forth in the Plan and not set forth herein are hereby incorporated by reference herein. To the extent any provision hereof is inconsistent with the Plan, the Plan will govern.  The Participant hereby acknowledges receipt of a copy of this Restricted Stock Agreement including Annex A hereto and a copy of the Plan and agrees to be bound by all the terms and provisions hereof and thereof.

IDACORP, Inc.

By:______________________________

Agreed:

________________________________
[Name]

Address:
________________________________
________________________________

Attachment:  Annex A

ANNEX A
TO
IDACORP, INC. RESTRICTED STOCK PLAN
RESTRICTED STOCK AGREEMENT
It is understood and agreed that the Award of Restricted Stock evidenced by the Restricted Stock Agreement to which this is annexed is subject to the following additional terms and conditions:
1.    Forfeiture and Transfer Restrictions.

A.
Forfeiture Restrictions.  Except as provided otherwise in Section 2 of this Annex A, if the Participant's employment is terminated during the Restricted Period, the Shares of Restricted Stock subject to this Award shall be forfeited as of the date of termination.

B.	Transfer Restrictions. The Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated during the Restricted Period.
2.    Termination of Employment. If the Participant's employment is terminated during the Restricted Period (i) due to the Participant's death or disability or (ii) with the approval of the Committee due to the Participant's retirement, the Restricted Stock shall vest on the date of such termination of employment (unless the date of termination of employment is the final day of the Restricted Period, in which case the Restricted Stock shall vest on the Vesting Schedule date set forth on page 1 of the Restricted Stock Agreement) with respect to a prorated number of Shares of Restricted Stock determined by multiplying the total number of Shares subject to this Award times a fraction, the numerator of which is the number of whole months having elapsed during the Restricted Period as of the date of such termination of employment and the denominator of which is the total number of whole months in the Restricted Period. For purposes of this Section 2, determination of whether a Participant's employment is terminated due to the Participant's retirement shall be made in the sole discretion of the Committee and the Committee's determination shall be final.
3.    Vesting of Restricted Stock.  Except as provided otherwise in Article 14 of the Plan and Sections 1 or 2 of this Annex A, the Restricted Stock shall vest in accordance with the Vesting Schedule set forth in the Restricted Stock Agreement. Any Shares that do not vest shall be forfeited.
4.    Voting Rights, Dividends and Custody. The Participant shall be entitled to vote and receive regular cash dividends paid with respect to the Shares subject to this Award during the Restricted Period; provided, however, that in no event shall the Participant vote or receive dividends paid with respect to any forfeited Shares on or after the date of forfeiture. The Shares subject to this Award shall be registered in the name of the Participant and held in the Company's custody during the Restricted Period.
5.    Tax Withholding.  The Company may make such provisions as are necessary for the withholding of all applicable taxes on the Restricted Stock, in accordance with Article 15 of the Plan. With respect to the minimum statutory tax withholding required with respect to the Restricted Stock, the Participant may elect to satisfy such withholding requirement by having the Company withhold Shares from this Award.
6.    Ratification of Actions.  By accepting this Award or other benefit under the Plan, the Participant and each person claiming under or through him shall be conclusively deemed to have indicated the Participant's acceptance and ratification of, and consent to, any action taken under the Plan or the Award by IDACORP, Inc.
7.    Notices.  Any notice hereunder to IDACORP, Inc. shall be addressed to its office at 1221 West Idaho Street, Boise, Idaho 83702; Attention: Manager of Compensation, and any notice hereunder to the Participant shall be addressed to him or her at the address specified on the Restricted Stock Agreement, subject to the right of either party to designate at any time hereafter in writing some other address.
8.    Definitions.  Capitalized terms not otherwise defined herein shall have the meanings given them in the Plan.
9.    Governing Law and Severability.  To the extent not preempted by Federal law, the Restricted Stock Agreement will be governed by and construed in accordance with the laws of the State of Idaho, without regard to conflicts of law provisions.  In the event any provision of the Restricted Stock Agreement shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Restricted Stock Agreement, and the Restricted Stock Agreement shall be construed and enforced as if the illegal or invalid provision had not been included.

10.    Additional Information. Please see Exhibit A for additional information regarding the performance shares and related matters.

Exhibit A

Dear Participant -

A copy of the 2000 IDACORP, Inc. Long Term Incentive and Compensation Plan (“LTIP”) and supplemental information is available on the Idaho Power Company Intranet site. You may access the LTIP and supplemental information by clicking the following link: ________.

Additionally, IDACORP will make available to you without charge, upon your written or oral request, a copy of any and all documents incorporated by reference in Item 3 of Part II of the latest Registration Statement on Form S-8 relating to the LTIP (which documents are incorporated by reference in the Section 10(a) prospectus) and any other documents required to be delivered to employees pursuant to Rule 428(b) of the Securities Act of 1933, as amended. This includes, but is not limited to, the most recently filed version of IDACORP’s Annual Report on Form 10-K. IDACORP’s most recent Annual Report on Form 10-K is also available on the IDACORP website.

This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933.